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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF MILBANK, TWEED, HADLEY & MCCLOY]


                                December 6, 1996



The Right Start, Inc.
5334 Sterling Center Drive
Westlake Village, California  91361

Ladies and Gentlemen:

     We have acted as counsel to The Right Start, Inc., a California corporation (the "Company"), in connection with a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on July 15, 1996 (Registration No. 333-08157), Amendment No. 1 thereto filed on July 19, 1996 and Amendment No. 2 thereto proposed to be filed on or about December 6, 1996 (as so amended, the "Registration Statement"), in connection with the proposed sale of 4,965,076 shares (the "Shares") of the Company's common stock, no par value per share, of which all such Shares will be sold to the public from time to time by the Selling Shareholders named in the Registration Statement pursuant to Rule 415 under the Securities Act of 1933, as amended, in the manner described in the Registration Statement.

     We have examined the Registration Statement and such other documents and have reviewed such questions of law as we have considered necessary and appropriate as a basis for the opinions herein expressed.

     Based on the foregoing, it is our opinion that the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable.

     The foregoing opinion is limited to matters involving the laws of the State of California, and we do not express any opinion as to the laws of any other jurisdiction.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our
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The Right Start, Inc.
December 6, 1996
Page 2

name, whenever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto. This opinion is furnished to you in connection with the registration of the Shares, is solely for your benefit and may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.

                                                Very truly yours,



KJB/EHS